Tecogen Announces Second Quarter 2019 Results
Increase in overall gross margin to 44% provides gross profit of $3.4 million and smaller net loss despite decline in revenues

WALTHAM, Mass., August 13, 2019 - Tecogen Inc. (NASDAQ:TGEN), a leading manufacturer of clean energy products, reported revenues of $7,867,396 for the quarter ended June 30, 2019 compared to $8,453,165 for the same period in 2018, a 7% decline in top line revenue. Consolidated gross profit for the second quarter of 2019 was $3,425,915 compared to $3,159,594 in the second quarter of 2018, an increase of 8% in overall gross profit year over year, despite the revenue decline. Loss from operations for the second quarter of 2019 was $334,582, compared to $636,286 for the same period 2018, an improvement of $301,704 year over year. Net loss attributable to the Company was $357,129 for the second quarter of 2019, compared to $754,350 for the same period in 2018, an improvement of $397,221, or 53% year over year.
Product revenue results were highlighted by growth in cogeneration sales of 10% as chiller sales declined 14% year over year. Total services related revenues for the second quarter of 2019 increased by 9% over the prior year period, due to certain engineering service projects.
Overall gross margin for the second quarter of 2019 was 44% compared to 37% for the same period in 2018, above management's targeted 35-40% gross margin range. Product gross margin was 37% for the second quarter of 2019 compared to 40% for the same period in 2018. Service gross margin was 48% in the second quarter of 2019 compared to 34% for the same period in 2018 due to an increase in margins recognized on installation projects during the quarter. Energy production gross margin was 37% for the second quarter of 2019 compared to 44% for the same period in 2018.
On a combined basis, operating expenses decreased to $3,760,497 for the second quarter of 2019 from $3,795,880 in the second quarter of 2018, a decrease of $35,383. Research and development costs decreased by 9% to $372,545, while selling expenses rose 11% to $704,700. These fluctuations, along with the decrease in G&A costs of $67,453, accounted for the net decrease in operating expenses.
Adjusted EBITDA(1), excluding the unrealized gain or loss on marketable securities, stock-compensation expense and merger related expenses, was negative $205,030 for the second quarter of 2019 compared to negative $329,541 for the second quarter of 2018, an improvement of $124,511, or 38% year over year. Adjusted EBITDA(1) for the first six months of 2019 was positive $473,056 compared to negative $25,810 for the first six months of 2018, an improvement of $498,866. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and merger related expenses. See table following the statements of operations for a reconciliation from net income (loss) to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
“While the second quarter has historically seen lower revenues, we made excellent progress in terms of improving our overall margins,” commented Benjamin Locke, Tecogen CEO.  “Our backlog is as strong as ever, and we fully expect product sales and revenues to increase in the second half of the year with the goal of maintaining full year positive adjusted EBITDA.  We are also very excited about a significant opportunity for an order for upwards of 3 megawatts of InVerde cogeneration equipment that, while not in our backlog, could be decided upon in the second half of the year with resulting equipment sales in the first half of 2020.  Our growing product backlog, strong service margins, and increased interest in our Ultera emission technology is exciting for the Company, and I am very enthusiastic about our prospects for the remainder of the year and into 2020.”
Backlog of products and installations was $25 million at the end of the second quarter of 2019 and stood at $28 million as of August 9, 2019.

Major Highlights:
Financial

•	Revenues were $7.87 million in the second quarter of 2019, a 7% decline from the same period in 2018.

•
Revenue from energy production for the quarter was $578,299, a reduction from the previous year’s total by $929,923. This decline is due to the sales of certain of the Company’s energy producing assets and the seasonality of those assets that the company retained versus those sold as reported previously.

•	Overall gross margin increased from 37% to 44%, resulting in gross profit of $3.4 million, an increase of 8% over the same period in 2018 resulting from an increase in service gross margin.

•	Net loss for the three months ended June 30, 2019 was $357,129 compared to $754,350 for the same period in 2018, an improvement of $397,221, year over year.

•	Net loss per share was $0.01 for the second quarter of 2019 compared to $0.03 for the comparative period in 2018.

•
Adjusted EBITDA(1), excluding unrealized gain or loss on marketable equity securities, stock-compensation expense and merger related expenses, was negative $205,030 for the second quarter of 2019 compared to negative $329,541 for the second quarter of 2018, an improvement of $124,511. Adjusted EBITDA(1), excluding goodwill impairment, unrealized gain or loss on marketable equity securities, stock-compensation expense and merger related expenses, was positive $473,056 for the six months ended June 30, 2019 compared to negative $25,810 for the same period in 2018, an improvement of $498,866.

Sales & Operations

•	Obtained order for 1 MW microgrid project for a large residential building under construction in New York City.

•	Sold additional chillers to two different marijuana cultivation facilities located in Massachusetts, bringing total number of Tecochill chillers in Massachusetts cultivation facilities to 16.

•	First sale of Tecochill to Nevada marijuana cultivation facility.

•	First Tecofrost sale added to backlog with sale and installation planned for Massachusetts facility in the fourth quarter.

•	Current sales backlog of equipment and installations as of August 9, 2019 is $28 million, comprised of $16 million of installation services and $12 million of products.

•	Large 2-3 MW InVerde cogeneration order not currently in backlog expected to be decided in the third quarter of 2019 and would result in a new eleventh North American service center.

•	Improvements in Tecochill design incorporated to improve heat recovery and wider range of outside temperature conditions.
Emissions Technology

•
Ultera Emissions System - Forklift Truck Application. Following review of the testing from two engine tuning iterations designed to minimize emissions, Mitsubishi Caterpillar Forklift America Inc. (MCFA) and its parent company agreed to send emissions engineers to Tecogen’s facility in Massachusetts to pursue final optimization and certification as a near-zero emissions system. This collaboration is scheduled to begin during the last week of September 2019.

•
Ultera Emissions System - Stationary Engines. The Company has received an order to complete the engineering of an upsized Ultera system for use in municipal water pumping in Southern California for an 800-horsepower Caterpillar natural gas engine. This system would have more than twice the capacity of the Company’s largest system to date. The engineering has been completed and will be submitted this week for review by the water district. Orders for two upsized systems are anticipated in early 2020.

•
Ultera Emissions System - Automotive Catalyst Development. In the first phase of a program to advance the Ultera technology for mobile applications our research activities identified a promising catalyst material to improve performance of the Ultera process. Testing of the new catalyst is scheduled to conclude in September 2019.

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the second quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Second Quarter 2019 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir.calendar. Following the call, the webcast will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,087,970	$272,552
Accounts receivable, net	11,628,702	14,176,452
Unbilled revenue	5,829,365	4,893,259
Inventory, net	6,990,697	6,294,862
Due from related party	—	9,405
Prepaid and other current assets	640,516	722,042
Total current assets	26,177,250	26,368,572
Property, plant and equipment, net	3,763,500	11,273,115
Right of use assets	2,421,581	—
Intangible assets, net	1,554,634	2,893,990
Goodwill	5,281,867	8,975,065
Other assets	557,544	393,651
TOTAL ASSETS	$39,756,376	$49,904,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit, bank	$—	$2,009,435
Accounts payable	6,234,846	7,153,330
Accrued expenses	2,061,601	1,528,014
Deferred revenue	1,832,493	2,507,541
Lease obligations, current	520,667	—
Total current liabilities	10,649,607	13,198,320
Long-term liabilities:
Deferred revenue, net of current portion	96,937	2,375,700
Lease obligations, long-term	1,900,914	—
Unfavorable contract liability, net	2,754,497	6,292,599
Total liabilities	15,401,955	21,866,619

Commitments and contingencies (Note 11)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,840,806 and 24,824,746 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	24,841	24,825
Additional paid-in capital	56,525,590	56,427,928
Accumulated deficit	(32,307,301)	(28,670,095)
Total Tecogen Inc. stockholders’ equity	24,243,130	27,782,658
Noncontrolling interest	111,291	255,116
Total stockholders’ equity	24,354,421	28,037,774
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,756,376	$49,904,393

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	June 30, 2019	June 30, 2018
Revenues
Products	$2,445,448	$2,483,657
Services	4,843,649	4,461,283
Energy production	578,299	1,508,225
Total revenues	7,867,396	8,453,165
Cost of sales
Products	1,546,752	1,491,810
Services	2,530,175	2,962,040
Energy production	364,554	839,721
Total cost of sales	4,441,481	5,293,571
Gross profit	3,425,915	3,159,594
Operating expenses
General and administrative	2,683,252	2,750,705
Selling	704,700	635,396
Research and development	372,545	409,779
Total operating expenses	3,760,497	3,795,880
Loss from operations	(334,582)	(636,286)
Other income (expense)
Interest income	66	4,830
Interest expense	(17,005)	(9,802)
Unrealized gain (loss) on investment securities	19,681	(59,042)
Total other income (expense), net	2,742	(64,014)
Loss before provision for state income taxes	(331,840)	(700,300)
Provision for state income taxes	15,955	38,864
Consolidated net loss	(347,795)	(739,164)
Income attributable to the noncontrolling interest	(9,334)	(15,186)
Net loss attributable to Tecogen Inc.	$(357,129)	$(754,350)

Net loss per share - basic and diluted	$(0.01)	$(0.03)
Weighted average shares outstanding - basic and diluted	24,826,311	24,818,459

Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$(357,129)	$(754,350)
Interest expense, net	16,939	4,972
Income taxes	15,955	38,864
Depreciation & amortization, net	98,988	187,069
EBITDA	(225,247)	(523,445)
Stock based compensation	39,898	38,062
Unrealized (gain) loss on investment securities	(19,681)	59,042
Merger related expenses	—	96,800
Adjusted EBITDA	$(205,030)	$(329,541)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018
Revenues
Products	$5,469,974	$6,157,163
Services	8,754,945	9,180,669
Energy production	1,819,108	3,290,760
Total revenues	16,044,027	18,628,592
Cost of sales
Products	3,490,214	3,900,925
Services	5,004,708	5,744,894
Energy production	1,164,431	1,985,376
Total cost of sales	9,659,353	11,631,195
Gross profit	6,384,674	6,997,397
Operating expenses
General and administrative	5,338,663	5,540,255
Selling	1,397,954	1,310,514
Research and development	717,627	712,009
Gain on sale of assets	(1,081,049)	—
Goodwill impairment	3,693,198	—
Total operating expenses	10,066,393	7,562,778
Loss from operations	(3,681,719)	(565,381)
Other income (expense)
Interest income	598	3,758
Interest expense	(45,031)	(22,815)
Unrealized loss on investment securities	(19,680)	(78,723)
Total other expense, net	(64,113)	(97,780)
Loss before provision for state income taxes	(3,745,832)	(663,161)
Provision for state income taxes	7,786	38,864
Consolidated net loss	(3,753,618)	(702,025)
(Income) loss attributable to the noncontrolling interest	116,412	(31,567)
Net loss attributable to Tecogen Inc.	$(3,637,206)	(733,592)

Net loss per share - basic and diluted	$(0.15)	$(0.03)
Weighted average shares outstanding - basic and diluted	24,822,555	24,811,034

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(3,637,206)	$(733,592)
Interest & other expense, net	44,433	19,057
Income taxes	7,786	38,864
Depreciation & amortization, net	267,232	386,250
EBITDA	(3,317,755)	(289,421)
Stock based compensation	77,933	78,478
Unrealized (gain) loss on marketable securities	19,680	78,723
Merger related expenses	—	106,410
Goodwill impairment	3,693,198	—
Adjusted EBITDA	$473,056	$(25,810)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(3,753,618)	$(702,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, accretion and amortization, net	267,232	386,250
Gain on contract termination	—	(124,732)
Provision on inventory reserve	—	1,000
Stock-based compensation	77,933	78,478
Goodwill impairment	3,693,198	—
(Gain) loss on sale of assets	(1,081,049)	13,343
Provision for losses on accounts receivable	29,849	4,395
Non-cash interest expense	12,087	—
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Accounts receivable	2,517,901	(1,732,029)
Unbilled revenue	(936,106)	(345,324)
Inventory	(695,835)	(403,785)
Due from related party	9,405	585,492
Prepaid expenses and other current assets	(15,282)	(83,840)
Other non-current assets	59,683	74,424
Increase (decrease) in:
Accounts payable	(918,484)	(1,017,610)
Accrued expenses and other current liabilities	(380,351)	529,325
Deferred revenue	(966,776)	247,669
Interest payable, related party	—	(52,265)
Net cash used in operating activities	(2,080,213)	(2,541,234)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(52,444)	(149,453)
Proceeds from sale of assets	5,000,000	3,606
Purchases of intangible assets	(22,738)	(149,264)
Cash acquired in asset acquisition	—	442,786
Expenses associated with asset acquisition	—	(900)
Payment of stock issuance costs	(1,011)	—
Distributions to noncontrolling interest	(27,413)	(34,300)
Net cash provided by investing activities	4,896,394	112,475
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on revolving line of credit, net	(2,021,519)	2,702,828
Payments for debt issuance costs	—	(145,011)
Proceeds from the exercise of stock options	20,756	63,305
Payment on loan due to related party	—	(850,000)
Net cash provided by (used in) financing activities	(2,000,763)	1,771,122
Change in cash and cash equivalents	815,418	(657,637)
Cash and cash equivalents, beginning of the period	272,552	1,673,072
Cash and cash equivalents, end of the period	$1,087,970	$1,015,435

Supplemental disclosures of cash flows information:
Cash paid for interest	$23,551	$79,079
Cash paid for taxes	$28,524	$38,864

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and merger related expenses), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.